Exhibit 2.3

Agreement of Merger

This Agreement of Merger (the "Agreement") dated as of February 21, 2017, is entered into by and between Blackridge Technology Holdings, Inc., a Delaware corporation ("Blackridge"), and Grote Merger Co., a Delaware corporation ("Merger Co."), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

Premises

WHEREAS, Blackridge is a corporation duly organized and existing under the laws of the State of Delaware, having an authorized capital of 50,000,000 shares of Series A Preferred Stock, par value $0.001, of which 38,337,910 shares are issued and outstanding as of the date hereof (the "Blackridge Series A Preferred Stock"), and 250,000,000 shares of Common Stock, par value $0.001, of which 12,825,681 shares are issued and outstanding as of the date hereof (the "Blackridge Common Stock"); and

WHEREAS, Merger Co. is a corporation duly organized and existing under the laws of the State of Delaware, having an authorized capital of 10,000 shares of common stock, par value $0.001, of which 100 shares are issued and outstanding as of the date hereof (the "Merger Co. Common Stock"); and

WHEREAS, Blackridge filed its Amended and Restated Certificate of Incorporation in the office of the Delaware Secretary of State on August 23, 2016, and Merger Co. filed its Certificate of Incorporation in the office of the Delaware Secretary of State on August 23, 2016; and

WHEREAS, Grote Molen, Inc., a Nevada corporation and the parent corporation of Merger Co. ("Grote Molen"), filed its Certificate of Designation of Series A Preferred Stock with the Nevada Secretary of State on December 21, 2016 and the Certificate of Correction with respect thereto on February 15, 2017; and

WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Agreement providing for the merger of Merger Co. with and into Blackridge with Blackridge continuing as the surviving corporation as authorized by the statutes of the state of Delaware.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of Blackridge to be converted into shares of Grote Molen, the shares of Merger Co. to be converted into shares of Blackridge and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Agreement by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

Article I
Merger

On the effective date of the merger, Blackridge and Merger Co. shall cease to exist separately and Merger Co. shall be merged with and into Blackridge, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall continue to be "Blackridge Technology Holdings, Inc."

Article II
Terms and Conditions of Merger

The terms and conditions of the merger (in addition to those set forth elsewhere in this Agreement) are as follows:

(a) On the Effective Date of the merger:

(1) Merger Co. shall be merged into Blackridge to form a single corporation, and Blackridge shall be designated herein as the Surviving Corporation.

(i) The separate existence of Merger Co. shall cease.

(ii) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Delaware.

(iii) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

Article III
Manner and Basis of Converting Shares

The manner and basis of converting the shares of the Constituent Corporations at the Effective Time and the mode of carrying the merger into effect are as follows:

(a) The 100 shares of Common Stock of Merger Co. outstanding on the effective date of the merger shall, without any action on the part of the holder thereof, be converted into 100 fully paid and nonassessable shares of Common Stock of Blackridge, the Surviving Corporation, which shall, on such conversion be, validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.  The share of Common Stock of the Surviving Corporation into which shares of the Common Stock of Merger Co. shall have been converted shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of Merger Co.

(b) Each ten (10) shares of Blackridge Series A Preferred Stock outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one (1) fully paid and nonassessable share of Grote Molen Series A Preferred Stock, which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto; provided, that any stockholder who properly exercises and perfects appraisal rights in accordance with the laws of Delaware shall receive payment from Blackridge in lieu of such shares of Grote Molen Series A Preferred Stock.

(c) Each one (1) share of Blackridge Common Stock outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one (1) fully paid and nonassessable share of Grote Molen Common Stock, which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto; provided, that any stockholder who properly exercises and perfects appraisal rights in accordance with the laws of Delaware shall receive payment from Blackridge in lieu of such shares of Grote Molen Common Stock.

(d) All shares of the Series A Preferred Stock and Common Stock of Grote Molen into which shares of the Blackridge Series A and Blackridge Common Stock shall have been converted pursuant to Article III shall be issued in full satisfaction of all rights pertaining to the shares of Blackridge Series A Preferred Stock and Blackridge Common Stock, as applicable.

(e)  The shares of Blackridge Series A Preferred Stock and Common Stock issued and outstanding prior to the Effective Time shall be cancelled.

(f) Each outstanding option, warrant or convertible security (a "Preferred Convertible Security") to purchase shares of Blackridge Series A Preferred Stock, whether vested or unvested, shall be converted into an option, warrant or convertible security to acquire on the same terms and conditions as were applicable under such Preferred Convertible Security, the number of shares of Grote Molen Series A Preferred Stock equal to one-tenth (1/10) the number of shares of Blackridge Series A Preferred Stock subject to such Preferred Convertible Security, at a price per share of Grote Molen Series A Preferred Stock equal to ten (10) times the price per share of such Preferred Convertible Security.

(g) Each outstanding option, warrant or convertible security (a "Common Convertible Security") to purchase shares of Blackridge Common Stock, whether vested or unvested, shall be converted into an option, warrant or convertible security to acquire on the same terms and conditions as were applicable under the Common Convertible Security, the same number of shares of Grote Molen Common Stock as the number of shares Blackridge Common Stock subject to such Common Convertible Security, at a price per share of Grote Molen Common Stock equal to the price per share of such Common Convertible Security.
(h) Grote Molen shall, prior to the Effective Time, take all action necessary so that, at the Effective Time, by virtue of the Merger and without the need of any further corporate action, Grote Molen shall assume the Preferred Convertible Securities and the Common Convertible Securities (collectively referred to as the "Convertible Securities"), with the result that all obligations of Blackridge under the Convertible Securities shall be obligations of Grote Molen and all Convertible Securities shall be exercisable for shares of Grote Molen Series A Preferred Stock or Grote Molen Common Stock, as applicable, following the Effective Time.
(i) Upon the surrender by the holders of Blackridge Series A Preferred Stock and Blackridge Common Stock to Grote Molen's transfer agent and registrar of their Blackridge stock certificates or book entries (or, if such holders allege that any such certificates have been lost, stolen or destroyed, a lost certificate affida-vit, indemnity bond and/or agreement reasonably acceptable to Grote Molen to indemnify Grote Molen against any claim that may be made against Grote Molen on account of the alleged loss, theft or destruction of such certificate, as determined by Grote Molen), together with the investment representation letter and all other documents and materials reasonably required by such transfer agent to be delivered in connection therewith, the holders of the Blackridge Series A Preferred Stock and Blackridge Common Stock shall be entitled to receive a certificate or certificates representing, or book entries for, the number of whole shares of Grote Molen Series A Preferred Stock and Grote Molen Common Stock to which they are entitled.  No scrip or fractional share certificates for Grote Molen Preferred Stock or Grote Molen Common Stock will be issued and any fractional shares shall be rounded up to the nearest whole share.

(j) If any certificate for shares of Grote Molen is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to Grote Molen or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Grote Molen in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Grote Molen or any agent designated by it that such tax has been paid or is not payable.

Article IV
Certificate of Incorporation and Bylaws

The amended and restated certificate of incorporation of Blackridge shall, on the merger becoming effective, be and constitute the certificate of incorporation of the Surviving Corporation until amended in the manner provided by law.  The bylaws of Blackridge shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

Article V
Officers and Directors

The officers and directors of Blackridge shall continue to serve as the officers and directors of the Surviving Corporation, after the Merger, and such officers and directors shall serve until the next annual meeting of stockholders and until such time as their successors are duly elected and shall qualify.  If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

Article VI
Approval and Effective Date of the Merger; Miscellaneous Matters

1. This Agreement has been approved by the boards of directors and stockholders of the Constituent Corporations in the manner provided by the laws of the State of Delaware.  The merger shall become effective when the Certificate of Merger in the form required by the laws of the state of Delaware shall be filed in the Office of the Secretary of State of Delaware, which is herein referred to as the "Effective Date."

2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of Merger Co. acquired or to be acquired by, or as a result of, the merger, the officers and directors of the Surviving Corporation or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Agreement.

3. This Agreement cannot be altered or amended, except pursuant to a written instrument signed by both parties hereto. At any time before the Effective Time, this Agreement may be amended, modified or supplemented by the mutual agreement of the Boards of Directors of Merger Co. and the Surviving Corporation, notwithstanding approval of this Agreement by the stockholders of Merger Co. and the Surviving Corporation; provided, however, that no such amendment, modification or supplement not approved by the stockholders of Merger Co. and the Surviving Corporation may materially adversely affect the benefits intended under this Agreement for the stockholders of Merger Co. and the Surviving Corporation.  Any time before the Effective Time, this Agreement may be terminated and the Merger abandoned by the mutual agreement of the Boards of Directors of Merger Co. and the Surviving Corporation, notwithstanding approval of this Agreement by the shareholders of Merger Co. and the Surviving Corporation.

4. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

5. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

In Witness Whereof, this Agreement of Merger has been executed by the parties hereto as of the date first written above.
Blackridge Technology Holdings, Inc.
Delaware corporation

By: /s/ Bob Graham
Bob Graham, President

Grote Merger Co.
A Delaware corporation

By: /s/ John Hofman
John Hofman, President

Grote Molen, Inc. hereby agrees and consents to the provisions of Article III of the foregoing Agreement with respect to the issuance of the securities of Grote Molen, Inc. to the stockholders of Blackridge Technology Holdings, Inc.

Dated as of the date first written above.

Grote Molen, Inc.
A Nevada corporation

By: /s/ John Hofman
John Hofman, President